EXHIBIT 4.4

AMENDMENT NO. ONE TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(AS LAST RESTATED AS OF JANUARY 1, 2002)

The undersigned officer of Leggett & Platt, Incorporated (the “Sponsoring Employer”), in accordance with authority delegated pursuant to the resolutions of the Board of Directors of the Sponsoring Employer on May 8, 2002 (copy attached), hereby adopts and enters into Amendment No. One to the Leggett & Platt, Incorporated Stock Bonus Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, effective as of January 1, 2003. Also attached and incorporated herein by reference is a summary of the changes contained in this amendment.

I hereby certify that this amendment is within my authority to adopt.

Dated December 20, 2002.

LEGGETT & PLATT, INCORPORATED

/s/ JOHN HALE
John Hale Vice President – Human Resources

(A) Section 1.13 is amended to read in its entirety as follows:

1.13. Compensation Base. The term “Compensation Base” for any Employee who was a Plan Participant on December 31, 1983, shall mean that portion of a Participant’s Compensation in excess of the amount of Social Security Covered Compensation or hourly rate set opposite his year of birth in the appropriate column of the table below (on the basis of either (i) the appropriate hourly rate in the case of an hourly rate Employee or (ii) the frequency of the Participant’s compensation payments in the case of a non-hourly rate Employee):

Year of Birth	Hourly Rate	Weekly Covered Compensation	Biweekly Covered Compensation	Monthly Covered Compensation
1911 or before	$3.46	$138	$277	$600
1912-1913	3.75	150	300	650
1914-1915	4.05	162	323	700
1916-1917	4.33	173	346	750
1918-1921	4.62	185	369	800
1922-1925	4.90	196	392	850
1926-1930	5.19	208	415	900
1931-1932	5.48	219	438	950
1933-1934	5.77	231	462	1,000
1935 and later	5.97	239	478	1,035

The term “Compensation Base” for any Employee who was not a Plan Participant on December 31, 1983, but who became a Plan Participant between January 1, 1984 and December 31, 1986, shall mean that portion of a Participant’s Compensation in excess of the amount of Social Security Covered Compensation or hourly rate specified below (on the basis of either (i) the hourly rate in the case of an hourly rate Employee or (ii) on the basis of the frequency of the Participant’s Compensation payments in the case of a non-highly rate Employee):

Hourly Rate	Weekly Covered Compensation	Biweekly Covered Compensation	Monthly Covered Compensation
$ 5.97	$239	$478	$1,035

The term “Compensation Base” for any Employee who was not a Participant on December 31, 2002, shall mean $33,637. The term “Compensation Base” for any Accounting Year after 2002 shall mean the Compensation Base for the immediately preceding Accounting Year increased by the merit budget percentage guideline which was approved by the Board of Directors for the immediately preceding Accounting Year for salaried and clerical hourly employees defined as average performers, rounded down to the next whole percentage.

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(B) Subsection 2.02(a) is amended to read in its entirety as follows:

2.02. Employee Contributions. Each Eligible Employee may make contributions to the Trust Fund in accordance with the following:

2.02(a). Employee Pre-Tax Contributions. For each Accounting Year beginning on or after January 1, 2003, each Eligible Employee whose annual Compensation for the applicable Accounting Year is expected to exceed the Compensation Base (as defined in Section 1.13) for such Accounting Year shall be provided with an enrollment form by the Committee on which he may authorize that pre-tax Employee contributions be withheld, by payroll deduction, equal to:

two percent (2%); or,

three percent (3%); or,

four percent (4%); or,

five percent (5%); or,

six percent (6%).

of his Compensation for the Accounting Year which is in excess of:

$24,213 annually, or

$931 biweekly, or

$466 weekly, or

$11.64 hourly.

The Committee shall notify each Participant in the Plan within a reasonable period of time prior to December 31, 2001, that the rate of Participant nondeductible contributions the Participant is making to the Plan will continue after December 31, 2001 as Employee salary reduction pre-tax contributions, unless the Participant notifies the Committee, on a form that will be furnished the Participant by the Committee, that he does not wish to continue his payroll deduction contributions on a pre-tax basis.

After 2002, the above threshold amounts shall be increased by the same percentage (and pursuant to the same formula) by which the Compensation Base for Employees who become Participants on and after January 1, 2002 is increased in accordance with the provisions of Section 1.13 hereof.

Notwithstanding the above, any Eligible Employee who became a Participant prior to January 1, 1987, and who is not a Highly Compensated Employee, and who is otherwise eligible to participate in this Plan may authorize annual contributions of a dollar amount which is at least equal to the dollar amount the Eligible Employee contributed to this Plan for 1988.

Each Eligible Employee whose annual Compensation for the applicable Accounting Year is not expected to exceed the Compensation Base (as defined in Section 1.13) for such Accounting Year (and who is a salaried Employee), shall be provided an enrollment form by the Committee on which he may authorize that pre-tax. Employee contributions be withheld, by payroll deduction, equal to not less than five dollars ($5.00) per biweekly payroll period nor more than twenty dollars ($20.00) per biweekly payroll period; provided that the amount shall be in whole dollars.

Prior to January 1, 2002, this Plan provided that Participant contributions would be made on a nondeductible or after-tax basis. Effective from and after January 1, 2002, Participant nondeductible or after-tax contributions to this Plan are neither required nor permitted.

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A Participant may only change the rate of his contributions at any time by a written notice to the Committee on a form provided by the Committee. The change of rate of pre-tax employee contributions shall be made as of the beginning of the next payroll period starting after receipt of the Participant’s written notice by the Corporate Human Resources Department of the Sponsoring Employer.

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(C) Subsection 4.08(a) is amended to read in its entirety as follows:

4.08. Diversified Investments for Certain Participants and Accounts. If a Participant who is an active Employee has completed at least five (5) years of Participation in the Plan and has Attained Age thirty-five (35) he may elect to diversify the investments in his Accounts and future Employee Pre-Tax Contributions as hereinafter provided.

4.08(a). Existing Account/Diversification Out of Employer Stock. An eligible Participant may diversify part or all of the whole shares of Employer Stock credited to his Participant After-Tax Contributions, Employee Pre-Tax Contributions and, if applicable, Employer Contributions Accounts/Stock as hereinafter provided:

If an eligible Participant’s Attained Age is:	Then he may diversify the following percentage of his Participant After-Tax and/or Employee Pre-Tax Contributions Account/Stock	And he may also diversify the following percentage of his Employer Contributions Account/Stock
35-39	Up to 25%	None
40-44	Up to 50%	None
45-49	Up to 75%	None
50-59	Up to 100%	Up to 50%
60 or older	Up to 100%	Up to 100%

The applicable percentage of Employer Stock that a Participant may direct the Committee, in writing, to sell and reinvest in diversified investments shall be based on the whole share balance in the Participant’s Account(s) that are eligible for diversification as of the most recent quarterly valuation date (i.e., March 31, June 30, September 30 and December 31), adjusted by any shares distributed or credited to the applicable Account(s) since such Valuation Date.

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If the Participant has previously elected to diversify, the number of whole shares of Employer Stock he may elect to diversify at any time within any age brackets shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification. If a Participant who previously elected to diversify, later elects to redeem part or all of his diversified investments and reinvest the proceeds in Employer stock, the number of whole shares of Employer Stock he may elect to diversify at any time shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification and reinvestment in Employer Stock.

A written request to diversify or reinvest shall be made in writing on forms furnished the Committee and may be made at any time. However, only one request to diversify (i.e. sell Employer Stock) or reinvest (i.e. purchase Employer Stock) may be made in any calendar quarter. Upon receipt of such a request the Committee shall direct the Trustee in writing to sell such whole shares as soon as reasonably practicable either in the open market or by reducing the number of shares of Employer Stock the Trustee may be required to purchase as a result of Employee Pre-Tax, Employer or Rollover Contributions or the reinvestment of dividends on shares of Employer Stock in the Trust Fund. The amount credited to a Participant’s Accounts as a result of such a sale of Employer Stock shall be based on the average of the actual sale proceeds or, if no actual shares are sold on the open market, based on the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the date such shares are deemed to be sold by the Trustee. The amounts realized from any such sales of whole shares of Employer Stock shall be credited to the Participant’s Employer Contributions and/or Participant Contribution/Other Investments and/or Employee Pre-Tax Contribution Account(s) whichever is applicable, until such amounts are reinvested in the diversified investments made available by the Committee and elected, in writing, by the Participant on a form which will be provided by the Committee. When a Participant’s properly completed and signed election to sell whole shares of Employer Stock is received by the Trustee the Trustee shall reinvest the proceeds of any such actual or deemed sales of Employer Stock as soon as reasonably practicable in the diversified investments elected by the Participant.

The diversification investment options a Participant may elect shall be determined by the Committee from time to time. As of January 1, 2003, the following diversification investment options are provided by the Trustee for this Plan:

Bank of New York Short-Term Investment Fund

Fidelity U.S. Bond Index Fund

Dodge & Cox Balanced Fund

Vanguard 500 Index Fund

Dodge & Cox Stock Fund

Dreyfus MidCap 400 Index Fund

A diversification investment election may be made in five percent (5%) increments which equal 100%.

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AMENDMENT NO. TWO TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(AS LAST RESTATED AS OF JANUARY 1, 2002)

The undersigned officer of Leggett & Platt, Incorporated (the “Sponsoring Employer”), in accordance with authority delegated pursuant to the resolutions of the Board of Directors of the Sponsoring Employer on May 8, 2002 (copy attached), hereby adopts and enters into Amendment No. Two to the Leggett & Platt, Incorporated Stock Bonus Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, effective, except as otherwise indicated, as of January 1, 2002. Also attached and incorporated herein by reference is a summary of the changes contained in this amendment.

I hereby certify that this amendment is within my authority to adopt.

Dated July 8, 2003.

LEGGETT & PLATT, INCORPORATED

/s/ JOHN HALE
John Hale
Vice President – Human Resources

(D) Section 1.20 is amended to read in its entirety as follows:

1.20 Employee. The term “Employee” shall mean each current or future employee of an Employer, except for all purposes of the Plan, the term “Employee” shall not include any employee who is a member of a collective bargaining unit, the representatives of which have bargained for and/or negotiated retirement benefits (other than those contained herein) and who have been excluded from this Plan as the result of good faith negotiations between the parties (such exclusion shall be considered to have occurred in the event the matter of participation is not raised by the unit’s collective bargaining representative). Furthermore, the term “Employee” shall not include any “leased employee” as hereinafter defined, nor any other person classified by his Employer as a “leased employee”, as a “temporary employee”, any other hourly employee employed solely for the purposes of “temporary operations” of an Employer or any person classified by his Employer as an “independent contractor”. The Sponsoring Employer shall notify the Committee, in writing, of the existence and location of any “temporary operations.”

A person classified by an Employer as either a “leased employee” or an “independent contractor” is not an Employee for purposes of this Plan, even if the person is later classified as a common law employee by the Employer or is later classified as a common law employee pursuant to the settlement of a federal employment tax audit with the Internal Revenue Service (in which event such person shall only be considered to be an Employee, for the purpose of this Plan, from and after the date of his classification by the Employer as a common law employee of an Employer (or an employer that is a member of a controlled group of corporations or trades or businesses with an Employer within the meaning of Sections 414(b) or (c) of the Internal Revenue Code).

The term “leased employee” means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. A leased employee shall not be considered an Employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Internal Revenue Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f) Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Internal Revenue Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce.

(E) Section 5.08 is amended, effective January 1, 2003, to read in its entirety as follows:

5.08 Distribution Date. Any benefit payable under this Article V shall commence within sixty (60) days after the date the benefit becomes distributable hereunder, unless (i) the distributable amount cannot be ascertained within such sixty (60) days, in which event the benefit shall be paid as soon as reasonably practicable thereafter or (ii) the benefit amount (including the fair market value of the Employer Stock that is distributable) is more than five thousand dollars ($5,000) and the Participant does not elect an immediate distribution, in which

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event the distribution shall be deferred to not later than the Participant’s Required Beginning Date, as defined in Section 5.17 hereof. The surviving spouse of a deceased Participant may elect to defer the commencement of benefit distributions to a date no later than December 31 of the calendar year in which the deceased Participant would have attained age 70 1/2 if the benefit amount (including the fair market value of the Employer Stock that is distributable) is more than five thousand dollars ($5,000). A nonspouse Beneficiary may not defer the commencement of benefit payments. As a result, benefit payments to a nonspouse Beneficiary shall commence within sixty (60) days after the calendar quarter as of which the benefit becomes distributable or as soon as reasonably practicable thereafter. If the benefit amount (including the fair market value of the Employer Stock that is distributable) to a Participant, or his surviving spouse or Beneficiary is not more than five thousand dollars ($5,000), such benefit shall be distributed in a lump sum or in the form of a direct rollover to an Eligible Retirement Plan. Any additional contributions allocated to a former Participant who retired, died or became Totally or Permanently Disabled during the Accounting Year for which an additional contribution is made shall be distributed as soon as practicable after receipt of the contribution by the Trustee. The distribution shall be made in the same form as his benefits were otherwise distributed as a result of his retirement, death or disability subject to the provisions of Section 5.07 hereof.

The distribution for the calendar year during which the Participant’s Required Beginning Date occurs shall be equal to the greater of (i) the balance of the Participant’s Accounts as of the December 31 Valuation Date immediately preceding the distribution, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be fifteen (15) or, (ii) the required minimum distribution, computed in accordance with Section 5.17. Each later annual installment distribution shall be made by December 31 of such calendar year. Each later annual distribution shall be equal to the greater of (i) the balance of the Participant’s Accounts as of the Valuation Date immediately preceding such year multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the denominator used for the most recent annual installment distribution reduced by one, or (ii) the required minimum distribution, computed in accordance with Section 5.17. Distributions shall be made pro-rata from each of the Participant’s Accounts. Distributions of amounts in excess of the amount determined under this Section 5.08 shall be made from such Accounts if requested in writing by the Participant. Notwithstanding the foregoing, any Participant who remains employed after Attaining Age seventy and one-half (70 1/2) shall be afforded the opportunity each Accounting Year after Attained Age 70 1/2 to withdraw part or all of his Accounts under this Plan pursuant to the provisions of Section 5.06 hereof.

(F) Section 5.09 is amended, effective January 1, 2003, to read in its entirety as follows:

5.09 Forms of Distribution. The normal form of distribution shall be a lump sum distribution of Employer Stock and/or cash as provided in Section 5.07 hereof. A Participant or Beneficiary may, however, request an alternative form of distribution of any benefits under the Plan as provided hereinafter. The request by the Participant or the Beneficiary shall be in writing and shall be filed with the Committee at least thirty (30) days or, in case the Participant is an Insider of the Sponsoring Employer (as defined in Section 4.08 hereof), six (6) months, before distribution is to be made. The alternative forms of distribution are as follows:

1. If the Participant is entitled to a distributable benefit in an amount or value of more than five thousand dollars ($5,000), periodic installments in substantially equal annual amounts for a period not longer than hereinafter specified;

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2. A direct rollover to an Eligible Retirement Plan, pursuant to the provisions of Section 5.15 hereof; or

3. Any combination of the above.

If periodic installments are elected by a Participant, or a surviving spouse Beneficiary, the installment payments shall be made in the amount determined in accordance with Section 5.08, subject to Section 5.17 hereof, if applicable (i.e., in an amount equal to (i) substantially equal annual installment payments over fifteen (15) years or (ii), if applicable, the required minimum distribution under Section 5.17, if greater).

If periodic installments are elected by a nonspouse Beneficiary of a deceased Participant, the installment payments shall be made over a period not longer than five (5) years. Benefit payments for a nonspouse beneficiary may not be rolled over to an individual retirement account, annuity or trust.

A Participant who has elected installment payments who has not retired or otherwise terminated employment may elect to suspend his or her annual installment payments, in a written notice to the Committee, provided that the remaining installment payments are resumed by not later than by April 1 of the calendar year immediately following the calendar year in which the Participant later retires or otherwise terminates employment.

(G) Section 5.17 is added, effective January 1, 2003, to read as follows:

5.17 Minimum Distribution Requirements.

(a) General Rules.

(i) Effective Date. Required minimum distributions on or after January 1, 2003.

(ii) Precedence. The requirements of this Section 5.17 will take precedence over any inconsistent provisions of the Plan.

(iii) Treasury Regulations Incorporated. Distributions required under this Section 5.17 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

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(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 5.17(b), other than Subsection 5.17(b)(ii)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 5.17(b) and Section 5.17(d), unless Subsection 5.17(b)(ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 5.17(b)(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 5.17(b)(ii)(1).

(iii) Forms of Distribution. Unless the Participant’s interest is distributed in a lump sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 5.17(c) and 5.17(d).

(c) Required Minimum Distributions During Participant’s Lifetime.

(i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

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(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii) Lifetime Required Minimum Distributions Continue Though Year of Participant’s Death. Required minimum distributions will be determined under this Section 5.17(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(i) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in this Section 5.17(d).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 5.17(a), this Section 5.17(d) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.05 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-l, Q&A-4, of the Treasury regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding

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the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 5.17(b)(ii). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Participant’s Account Balance. The account balance as of the December 31 Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(v) Required Beginning Date. April 1 of the calendar year immediately following the calendar year in which a Participant reaches Attained Age seventy and one-half (70 1/2) or retires, whichever occurs last, unless the Participant is a five percent (5%) or greater equity owner of the Sponsoring Employer, in which event the Required Beginning Date is April 1 of the calendar year immediately following the calendar year in which the Participant reaches Attained Age seventy and one-half (70 1/2).

(H) Section 6.03 is amended to read in its entirety as follows:

6.03 Claims Procedure. The Committee shall from time to time establish rules for the administration of the Plan and transaction of its business consistent with the terms of the Plan. Without limiting the generality of the above sentence, it is specifically provided that the Committee shall set forth in writing, available for inspection by any interested party, the procedures to be followed in presenting claims for benefits under the Plan. The Committee shall rely on the records of the Employer, as certified to it, with respect to any and all factual matters dealing with the employment of an Employee or Participant. In case of any factual dispute hereunder, the Committee shall resolve such dispute giving due weight to all evidence available to it. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. All such decisions, interpretations and determinations shall be final, conclusive and binding except to the extent that they are appealed under the following claims procedure. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Committee shall provide to the claimant, within sixty (60) days after receipt of such claim, a written notice setting forth, in a manner calculated to be understood by the claimant:

(i) The specific reason or reasons for the denial;

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(ii) Specific references to the pertinent Plan provisions on which the denial is based;

(iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

(iv) An explanation of the Plan’s appeal procedure, including a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on appeal.

Within sixty (60) days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Committee for a full and fair review. The claimant or his duly authorized representative:

(i) May request a review upon written notice to the Committee;

(ii) May review pertinent documents; and

(iii) May submit issues and comments in writing.

A decision by the Committee will be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which event a decision should be rendered as soon as possible, but in no event later than one hundred and twenty (120) days after such receipt. The Committee’s decision on review shall be written and include:

(i) specific reasons for the decision, written in a manner calculated to be understood by the claimant;

(ii) specific references to the pertinent Plan provisions on which the decision is based;

(iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(iv) a statement of the claimant’s right to bring an action under ERISA section 5.02(a).

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AMENDMENT NO. THREE TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(AS LAST RESTATED AS OF JANUARY 1, 2002)

The undersigned officer of Leggett & Platt, Incorporated (the “Sponsoring Employer”), in accordance with authority delegated pursuant to the resolutions of the Board of Directors of the Sponsoring Employer on May 14, 2003 (copy attached), hereby adopts and enters into Amendment No. Three to the Leggett & Platt, Incorporated Stock Bonus Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, effective, except as otherwise indicated, as of July 1, 2003. Also attached and incorporated herein by reference is a summary of the change contained in this amendment.

I hereby certify that this amendment is within my authority to adopt.

Dated: July 8, 2003.

LEGGETT & PLATT, INCORPORATED

/s/ JOHN HALE
John Hale
Vice President – Human Resources

Section 1.12 is amended to read in its entirety as follows:

1.12. Compensation. Except as provided below, the term “Compensation” shall mean a Participant’s (i) total salary or wages, including overtime pay, and (ii) regular bonuses and regular incentive awards received under bonus and incentive plans of the Employer. “Compensation” for Participants who are salespersons who regularly incur travel and other expenses which are not separately reimbursed shall mean seventy-five percent (75%) of the items set forth in (i) and (ii) above. “Compensation” shall not include extraordinary forms of remuneration such as living and automobile allowances, imputed or bonus income related to insurance programs, extraordinary bonuses, extraordinary incentive awards, and, effective July 1, 2003, severance pay.

If a Participant is on a military leave during a period of time when his reemployment rights with the Employer are guaranteed by federal law, he shall be deemed to have received Compensation during his period of military service, provided (i) he is reemployed by an Employer within the time required by federal law after the expiration of his active military service and (ii) he makes the Participant contributions required by Section 2.02(a) hereof within the time prescribed in Section 5.16 hereof after his reemployment, based on his deemed Compensation, as hereinafter defined, during his military leave. A Participant’s deemed Compensation during a military leave shall be computed on the basis of the assumption that his regular rate of pay would have been paid for forty (40) hours a week or eight (8) hours a day during the regular business days from the commencement of his military leave to his reemployment date. Regular rate of pay shall be calculated for this purpose on the basis of his regular hourly rate of pay at the time of the commencement of his military leave, adjusted by the average increases at the facility or principal place of his employment for similarly situated active employees during the period of his military leave.

This Plan does not limit compensation in accordance with the provisions of Section 401(a)(17) of the Internal Revenue Code since the Plan does not benefit any Highly Compensated Employees.

2

AMENDMENT NO. FOUR TO THE

LEGGETT & PLATT, INCORPORATED

STOCK BONUS PLAN

(AS LAST RESTATED JANUARY 1, 2002)

The undersigned officer of Leggett & Platt, Incorporated (the “Company”), in accordance with authority delegated pursuant to the resolutions of the Board of Directors of the Company on May 14, 2003 (copy attached), hereby adopts and enters into this Amendment No. Four to the Leggett & Platt, Incorporated Stock Bonus Plan as Restated January 1, 2002 (the “Plan”).

Notwithstanding Section 2.01 or any other provision of this plan to the contrary, any Eligible Employee who could have started making Employee Pre-Tax Deferrals under this Plan as of July 1, 2003, but did not do so for any reason, may start to make Employee Pre-Tax Deferrals under this Plan as of July 13, 2003.

I hereby certify that this amendment, effective July 13, 2003, is within my authority to adopt.

LEGGETT & PLATT, INCORPORATED

/s/ JOHN HALE
John Hale Vice President – Human Resources

AMENDMENT NO. FIVE TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(AS LAST RESTATED AS OF JANUARY 1, 2002)

The undersigned officer of Leggett & Platt, Incorporated (the “Sponsoring Employer”), in accordance with authority delegated pursuant to the resolutions of the Board of Directors of the Sponsoring Employer on May 14, 2003 (copy attached), hereby adopts and enters into Amendment No. Five to the Leggett & Platt, Incorporated Stock Bonus Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, effective as of January 1, 2004. Also attached and incorporated herein by reference is a summary of the changes contained in this amendment.

I hereby certify that this amendment is within my authority to adopt.

Dated December 28, 2003.

LEGGETT & PLATT, INCORPORATED

/s/ ERNEST C. JETT
Ernest C. Jett Vice President, General Counsel and Secretary

EXHIBIT A

(I) Section 1.21 is amended to read in its entirety as follows:

1.20 Employer. The term “Employer” shall mean Leggett & Platt, Incorporated, a Missouri corporation whose principal offices are located at Carthage, Missouri, its successors and assigns, and any subsidiary or affiliated companies authorized by the Board of Directors of Leggett & Platt, Incorporated to participate in this Plan with respect to their Employees, and subject to the provisions of Article IX, any corporation into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred. The addition of a participating Employer shall be pursuant to action by the director(s) of the subsidiary or affiliate, which may contain special provisions, including provisions with respect to the recognition by this Plan of Hours of Service and/or Years of Vesting Service prior to the date a subsidiary or affiliate become a participating Employer in this Plan (pursuant to Section 2.01 hereof). The Employers participating in this Plan as of January 1, 2004, the branch numbers and locations of such Employers who are covered by this Plan are listed on Schedule I, a copy of which is attached hereto.

(J) Section 1.48A is added to read as follows:

1.48A Segregated Account. The term “Segregated Account” shall have the meaning set forth in Section 5.10 hereof.

(K) Section 1.48B is added to read as follows:

1.48B Special Valuation Date. The term “Special Accounting Date” shall have the meaning set forth in Section 4.06 hereof.

(L) Section 1.54 is amended to read in its entirety as follows:

The term “Valuation Date” shall mean the last business day of each month. Prior to January 1, 2004, for benefit payment distribution purposes, the term “Valuation Date” shall mean the last business day of each fiscal quarter of the calendar year (i.e., generally, March 31, June 30, September 30 and December 31). After December 31, 2003, the term “Valuation Date” for benefit payment distribution purposes shall mean the last business day of each month.

(M) Section 2.01 is amended to read in its entirety as follows:

2.01 Eligibility. Each Eligible Employee who was a Participant in the Plan on December 31, 2003, shall be entitled to continue to participate in the Plan on and after January 1, 2004, provided he remains an Eligible Employee and he is not a Highly Compensated Employee. No Employee shall be entitled to continue to participate in this Plan for any part of any Accounting Year after 1988 during which he is a Highly Compensated Employee, except as a Limited Participant as provided in Section 2.05 hereof.

As of any Participation Date on or after January 1, 1989, and prior to January 1, 2002, any Eligible Employee who is not a Highly Compensated Employee may become a Participant provided his original date of employment is at least one (1) year prior to such Participation Date. Such Eligible Employee shall then become a Participant as of the Participation Date on which he agrees to make (and does make) the Participant non-deductible contributions required in Section 2.02(a).

As of any Participation Date on or after January 1, 2002, and prior to January 1, 2004, any Eligible Employee who is not a Highly Compensated Employee may become a Participant provided his original date of employment is at least one (1) year prior to such Participation Date. Such Eligible Employee shall then become a Participant as of the Participation Date on which he agrees to make (and does make) the Participant pre-tax contributions required in Section 2.02(a).

As of any Participation Date on or after January 1, 2004, any Eligible Employee who is not a Highly Compensated Employee may become a Participant, provided:

(i) his original date of employment is at least one year prior to such Participation Date; and

(ii) he agrees to make (and does make) the Participant pre-tax contributions required in Section 2.02(a); and

(iii) if the Eligible Employee is employed by either a subsidiary or affiliate that is not a participating employer or at a branch of an existing Employer that is not a participating group in this Plan, as evidenced by the latest Schedule I to the Plan document (the January 1, 2004 version of which is attached hereto), the Employer adopts this Plan by action of its Board of Directors or its delegee, subject to any special provisions and consent of the Sponsoring Employer.

The Schedule I to this Plan document, List of Participating Employers and Participating Groups (the January 1, 2004 version of which is attached), shall be maintained by the Sponsoring Employer and updated from time to time by an amendment to this Plan document.

If the employees of a subsidiary or an affiliated company of the Sponsoring Employer become employees of an Employer under the Plan, then in determining eligibility to become a Participant in the Plan, vesting, and early retirement, the Sponsoring Employer shall recognize his Hours of Service for such subsidiary or affiliated company or branch location while the subsidiary or affiliated company or branch location was part of a company that was a member of a controlled group of corporations, commonly controlled group of trades or businesses or affiliated service group with the Sponsoring Employer within the meaning of Sections 414(b), (c) and (m) of the Internal Revenue Code. In addition, the Sponsoring Employer may, credit all such employees with Hours of Service or years of Vesting Service with such subsidiary or affiliated company (the “employing entity”) even though all or part of such employment may have occurred prior to the date the employing entity became a subsidiary or an affiliated company. An Employee who becomes eligible to participate in the Plan under this paragraph shall enter the Plan on the date of his or her transfer to an Employer under the Plan.

If the Sponsoring Employer, either directly or through a subsidiary, acquires a business (“acquired business”) through purchase of all or a substantial part of the assets of the acquired business and if in connection with such acquisition employees of the acquired business are hired by the Sponsoring Employer and/or any of its subsidiaries, then in determining eligibility to become a Participant in the Plan, vesting and early retirement the Board of Directors of the Sponsoring Employer may, by resolution, credit all such employees with Hours of Service and years of Vesting Service with such acquired business.

A terminated Participant, who is reemployed after December 31, 2001, shall again become a Participant on his reemployment date provided he is not a Highly Compensated Employee and agrees to resume making (and does resume making) the Employee pre-tax contributions required in Section 2.02(a).

A terminated Employee (who had not become a Participant prior to his termination) who is reemployed by the Employer shall become a Plan Participant on the Participation Date coincident with or immediately following the date he satisfies the requirements set forth in this Section 2.01, counting, for this purpose, his years of Vesting Service prior to his reemployment unless he incurs consecutive One Year Breaks in Service that equal or exceed (i) five (5) years or (ii) his years of Vesting Service as of his earlier termination of employment, in which event he shall be treated the same as a new Employee for the purpose of his eligibility to become a Participant in this Plan.

Notwithstanding Section 2.01 or any other provision of this plan to the contrary, any Eligible Employee who could have started making Employee Pre-Tax Deferrals under this Plan as of July 1, 2003, but did not do so for any reason, may start to make Employee Pre-Tax Deferrals under this Plan as of July 13, 2003.

(N) Section 4.02 is amended to read in its entirety as follows:

4.02 Adjustment of Other Investments and Diversified Investments Accounts. As of each Valuation Date, the other Investments and Diversified Investments Accounts of each Participant shall be adjusted in the following order and manner:

(a) Reduction of Other Investments and Diversified Investments Accounts. The Other Investments Accounts and Diversified Investment Accounts of each Participant as of the last preceding Valuation Date shall be reduced by the amount of any benefit payments from such Accounts since such Valuation Date.

(b) Allocation of Investment Earnings. The investment earnings (or losses) determined under Section 4.01(a) shall be allocated to the Other Investments and Diversified Investments Accounts of each active Participant and each Limited Participant in the ratio that the value of such Accounts as of the last preceding Valuation Date (plus any adjustment for contributions or diversification transfers received since the preceding Valuation Date and less any adjustments pursuant to Section 4.02(a)), bears to the total value of all such Accounts as of the last preceding Valuation Date.

Except as otherwise provided in Article V hereof no allocation of investment earnings (or losses) shall be made to the Other Investments and Diversified Investments Accounts of Participants whose benefits are in the process of being distributed, based on the immediately preceding Valuation Date balance under Article V, but which have not been distributed by such Valuation Date.

(c) Contributions; Cash Dividends; Transfers; Purchase of Employer Stock. The Other Investments and Diversified Investments Accounts shall be increased by (i) the amount of the Employer, Participants, Rollover, diversification transfers and ESOP Transfer Contributions received during the month (prior to January 1, 2004, quarter) ending with the Valuation Date, (ii) any other investment income (including any investment income from the interim investment of Employer Stock diversification sales). Cash Dividends shall be allocated in accordance with Section 4.10 hereof. The Other Investments Accounts shall be reduced by the amount applied to purchase Employer Stock and diversification transfers during such quarter.

(d) Vesting of Other Investments and Diversified Investments Accounts. A Participant’s Other Investments and Diversified Investments which are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Participant After-Tax Contributions, Participant Deductible Contributions and Rollovers shall be 100% immediately and fully vested. The Other Investments and Diversified Investments Accounts which are attributable to Employer Contributions of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the last day of the Plan Year in which the Participant is credited with three (3) years of Vesting Service.

(O) Section 4.03 is amended to read in its entirety as follows:

4.03 Adjustment of Stock Accounts. As of each Valuation Date, the Stock Accounts of each Participant shall be adjusted in the following order and manner:

(a) Reduction of Stock Accounts. The Stock Accounts of each Participant as of the last preceding Valuation Date shall be reduced by the amount of any benefit payments from such Account on the Participant’s behalf since the last preceding Valuation Date and by the sale of any whole shares for transfer and reinvestment in diversified investments pursuant to Section 4.08 hereof. With respect to benefit payments such reduction shall be expressed in whole and fractional shares even though cash in an amount equivalent to part or all of such shares may have been distributed for such payments. With respect to sales of Employer Stock for reinvestment in diversification investments, such reduction shall be made in whole shares only.

(b) Purchase of Employer Stock; Increase in Stock Account. The “nonvested and forfeitable” subdivisions of the Employer Contributions Account/Stock of each Participant expressed in whole and fractional shares to the nearest four (4) places, shall be increased by the number of shares purchased for such Accounts based upon the average price per share of the aggregate purchases of Employer Stock during the month (prior to January 1, 2004, quarter) ending with the Valuation Date, divided by the number of shares purchased. The shares shall be credited to the subdivision of the “Employer Contributions Account/Stock” for the same year the “Other Investments Account” is debited. For the purposes of this Section 4.03(b), shares contributed by the Sponsoring Employer shall be deemed to have been purchased at the fair market value of such shares based on the closing price of Employer Stock on the New York Stock Exchange on the business day immediately preceding the date the shares were contributed to the Trust Fund.

(c) Valuation of Stock Accounts. The Employer Stock Accounts shall be maintained in whole shares and fractional shares expressed to the nearest four (4) places and shall reflect the cost of the shares purchased or the appropriate fair market value of the shares of Employer Stock contributed to the Trust Fund by the Employer.

(d) Vesting of Stock Accounts. A participant’s Stock Accounts which are attributable to Cash Dividend Reinvestments, Employee Pre-Tax Contributions, Participant After-Tax Contributions, Participant Deductible Contributions shall be 100% immediately and fully vested. The Stock Accounts which are attributable to Employer Contributions, of a Participant who terminates employment after December 31, 2001, shall become 100% fully vested and nonforfeitable as of the last day of the Plan Year in which the Participant is credited with three (3) years of Vesting Service.

(P) Section 4.04 is amended to read in its entirety as follows:

4.04 Quarterly Participant Account Statements. As soon as reasonably practicable after the close of each month (prior to January 1, 2004, quarter) of the Accounting Year, the Committee shall advise each Participant of the value of his Accounts as of the Valuation Date coincident with the end of such month (prior to January 1, 2004, the close of such quarter).

(Q) Section 4.06 is amended to read in its entirety as follows:

4.06 Special Valuation Date. Effective from and after January 1, 2004, this Plan shall determine the amount of cash benefit payment distributions and the fair market value of Employer Stock benefit payment distributions as of a Special Valuation Date, which shall be the date that is three business days immediately preceding the benefit payment distribution date. Therefore, the balance of a Participant’s Accounts shall be adjusted pursuant to Article IV hereof as of any Special Valuation Date, from the latest monthly (prior to January 1, 2004, calendar quarter) Valuation Date, as if the Special Valuation Date were a regular monthly (prior to January 1, 2004, calendar quarter) Valuation Date.

(R) Section 4.08 is amended to read in its entirety as follows:

4.08 Diversified Investments for Certain Participants and Accounts. If a Participant who is an active Employee has completed at least five (5) years of Participation in the Plan and has Attained Age thirty-five (35) he may elect to diversify the investments in his Accounts and future Employee Pre-Tax Contributions as hereinafter provided.

(a) Existing Account/Diversification Out of Employer Stock. An eligible Participant may diversify part or all of the whole shares of Employer Stock credited to his Participant After-Tax Contributions, Employee Pre-Tax Contributions and, if applicable, Employer Contributions Accounts/Stock as hereinafter provided:

If an eligible Participant’s Attained Age is:	Then he may diversify the following percentage of his Participant After-Tax and/or Employee Pre-Tax Contributions Account/Stock	And he may also diversify the following percentage of his Employer Contributions Account/Stock
35-39	Up to 25%	None

40-44	Up to 50%	None

45-49	Up to 75%	None

50-59	Up to 100%	Up to 50%

60 or older	Up to 100%	Up to 100%

The applicable percentage of Employer Stock that a Participant may direct the Committee, in writing, to sell and reinvest in diversified investments shall be based on the whole share balance in the Participant’s Account(s) that are eligible for diversification as of the most recent monthly (prior to January 1, 2004, quarterly) Valuation Date, adjusted by any shares distributed or credited to the applicable Account(s) since such Valuation Date.

If the Participant has previously elected to diversify, the number of whole shares of Employer Stock he may elect to diversify at any time within any age brackets shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification. If a Participant who previously elected to diversify, later elects to redeem part or all of his diversified investments and reinvest the proceeds in Employer stock, the number of whole shares of Employer Stock he may elect to diversify at any time shall be adjusted by the Committee and the Trustee in an equitable manner to reflect such prior diversification and reinvestment in Employer Stock.

A written request to diversify or reinvest shall be made in writing on forms furnished the Committee and may be made at any time. However, only one request to diversify (i.e., sell Employer Stock) or reinvest (i.e., purchase Employer Stock) may be made in any month (prior to January 1, 2003, calendar quarter). Upon receipt of such a request the Committee shall direct the Trustee in writing to sell such whole shares as soon as reasonably practicable either in the open market or by reducing the number of shares of Employer Stock the Trustee may be required to purchase as a result of Employee Pre-Tax, Employer or Rollover Contributions or the reinvestment of dividends on shares of Employer Stock in the Trust Fund. The amount credited to a Participant’s Accounts as a result of such a sale of Employer Stock shall be based on the average of the actual sale proceeds or, if no actual shares are sold on the open market, based on the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the date such shares are deemed to be sold by the Trustee. The amounts realized from any such sales of whole shares of Employer Stock shall be credited to the Participant’s Employer Contributions and/or Participant Contribution/Other Investments and/or Employee Pre-Tax Contribution Account(s) whichever is applicable, until such amounts are reinvested in the diversified investments made available by the Committee and elected, in writing, by the Participant on a form which will be provided by the Committee. When a Participant’s properly completed and signed election to sell whole shares of Employer Stock is received by the Trustee the Trustee shall reinvest the proceeds of any such actual or deemed sales of Employer Stock as soon as reasonably practicable in the diversified investments elected by the Participant.

The diversification investment options a Participant may elect shall be determined by the Committee from time to time. As of January 1, 2003, the following diversification investment options are provided by the Trustee for this Plan:

Bank of New York Short-Term Investment Fund

Fidelity U.S. Bond Index Fund

Dodge & Cox Balanced Fund

Vanguard 500 Index Fund

Dodge & Cox Stock Fund

Dreyfus MidCap 400 Index Fund

A diversification investment election may be made in five percent (5%) increments which equal 100%.

(b) Existing Accounts/Reinvestment From Diversification Investments into Employer Stock. A Participant whose Employer Contributions and/or Participant After-Tax Contributions and/or Employee Pre-Tax /Stock Account(s) have been diversified may at any time elect to redeem all or part of the investments in the Participant’s Diversification Accounts and reinvest the proceeds in shares of Employer Stock as soon as reasonably practicable after the proceeds from such redeemed investments are available for reinvestment. Such Employer Stock purchases shall be made by the Trustee on the open market, from Employer treasury stock or authorized but unissued shares or from the Trust Fund as a result of shares of Employer Stock sold by this Plan in order to make cash in lieu of stock distributions. If any such purchases are not made in the open market, they shall be deemed to be purchased on the basis of the closing price of the Employer Stock on the New York Stock Exchange on the business day immediately preceding the date such shares are deemed to be purchased by the Trustee.

(c) Diversification Investments of Future Participant Contributions. A Participant who is entitled to elect to diversify under this Section 4.08 may also elect to diversify the investment of his future Employee pre-tax contributions as hereinafter provided.

If an eligible Participant’s Attained Age is:	Then he may direct the diversification of the following applicable percentage of his future Employee pre-tax contributions
35-40	Up to 25%

40-44	Up to 50%

45-49	Up to 75%

50 and older	Up to 100%

A Participant who is entitled to diversify future Employee pre-tax contributions may do so at any time, in writing, on a form which shall be furnished the Participant by the Committee. The election shall be effective on the payroll period ending at least fifteen (15) business days after the Committee’s receipt of such written election. Investments in the diversified investments elected by the Participant in accordance with this Section 4.08 shall be made by the Trustee as soon as reasonably practicable after such diversification election is received by the Trustee.

(d) Restriction on Elections Provided for in the Plan - Section 16 of the Securities Exchange Act of 1934. In the case of a Participant to whom the provisions of either Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 are applicable (herein referred to as an “Insider”), the following restrictions shall apply to any election under this Section 4.08 or any other Section of this Plan. Any election by an Insider to direct an investment, a transfer or change of investment, a withdrawal or any other election which would constitute a “Discretionary Transaction” as that term is defined by SEC Rule 16b-3(b)(1), may only be made by an Insider if such election is made more than six months after any previous opposite way Discretionary Transaction under any plan (including this Plan) of the Sponsoring Employer, as defined by SEC Rule 16(b)(3)(f).

(S) Section 4.10 is amended to read in its entirety as follows:

4.10 Cash Dividends on Employer Stock; Reinvestment or Cash Election.

(a) Allocation; Credit. Effective from and after January 1, 2002, cash dividends on Employer Stock shall be allocated in proportion to the number of shares of Employer Stock of each Participant’s Accounts and shall be credited to either the Participant’s Cash Dividends Holding Account or the Participant’s Cash Dividends Reinvestment Account/Other Investments in accordance with the Participant’s election, as hereinafter provided.

(b) Election. As soon as reasonably practicable after the beginning of the 2002 Plan Year (and at the time prescribed by the Committee for Plan Years beginning after December 31, 2002) each Participant, including, but not limited to, terminated vested Participants, shall be afforded the opportunity to elect to have the cash dividend allocable to the Participant’s accounts either (i) credited to his Cash Dividends Holding Account and paid to him by the end of the Plan Year of the receipt of such cash dividends by the Trustee or (ii) credited to his Cash Dividends Reinvestment Account/Other Investment and reinvested primarily in additional shares of Employer Stock. This election must be made in the form and manner prescribed by the Committee before a dividend is paid in order to apply to the dividend. If a cash payment election is not made in a timely or prescribed manner, the cash dividend allocable to a Participant’s Accounts shall be credited to his Cash Dividends Reinvestment Account/Other Investments to be invested primarily in additional shares of Employer Stock. Dividends credited to either a Participant’s Cash Dividend’s Holding Account or to his Cash Dividends Reinvestment Account/Other Investments shall be fully (100%) and immediately vested, even if the Participant is not otherwise fully vested in all of his Accounts pursuant to Sections 4.02(d) and 4.03(d) hereof.

(c) Cash Dividend Holding Account Investment Income. Each Participant’s Cash Dividends Holding Account shall be invested in short-term cash equivalent investments, the investment earnings on which shall be credited to the Participant’s Employee Pre-Tax Contributions Account/Other Investments, unless the Participant has not made Employee pre-tax contributions to this Plan, in which event, the investment earnings shall be credited to his Participant After-Tax Contributions Account/Other Investments..

(d) Application. The Sponsoring Employer intends to apply the provisions of this Section 4.10 to any cash dividend declared in 2001 with a payment date in 2002.

(e) Dividends Paid After 2003 Attributable to Employer Stock of Certain Terminated Employees. When a Participant terminates employment for any reason after 2003, any cash dividends paid on the shares of Employer Stock in his Stock Account(s) shall be credited to the Participant’s Cash Dividend Holding Account. If the Participant’s Accounts are not distributed by the end of the third month immediately following the month in which the Participant terminated employment, then, as soon as reasonably practicable thereafter, the balance of the Participant’s Cash Dividend Holding Account shall be transferred to his Cash Dividends Reinvestment Account/Other Investments and reinvested primarily in shares of Employer Stock.

(T) Section 5.01 is amended to read in its entirety as follows:

5.01 Distribution on Early or Normal Retirement. When a Participant lives to either his Early Retirement Date or Normal Retirement Date and retires, the full value of his Accounts shall, if elected by the Participant, become distributable, as soon as reasonably practicable after the monthly (prior to January 1, 2004, quarterly) Valuation Date coincident with or, otherwise, immediately following his Early Retirement Date or Normal Retirement Date, whichever is applicable, or after any later monthly (prior to January 1, 2004, quarterly) Valuation Date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated either as of the Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

(U) Section 5.02 is amended to read in its entirety as follows:

5.02 Employment Beyond Normal Retirement. A Participant may continue his employment past his Normal Retirement Date. Such Participant shall continue to be an active Participant under the Plan and the full value of his Accounts shall, if elected by the Participant, become distributable, as soon as reasonably practicable after the monthly (prior to January 1, 2004, quarterly) Valuation Date coincident with or, otherwise, immediately following the actual date of his retirement or after any later monthly (prior to January 1, 2004, quarterly) Valuation Date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated either as of the Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

(V) Section 5.03 is amended to read in its entirety as follows:

5.03 Distribution on Death. If a Participant dies while an active Participant under the Plan, the full value of his Accounts shall, if elected by his Beneficiary or Beneficiaries, become distributable to his Beneficiary or Beneficiaries, as soon as reasonably practicable after the monthly (prior to January 1, 2004, quarterly) Valuation Date coincident with or, otherwise, immediately following the date of his death, or after any later monthly (prior to January 1, 2004, quarterly) Valuation Date. The distributable cash amount and/or the value of shares of Employer Stock shall be calculated either as of the cash Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

(W) Section 5.04 is amended to read in its entirety as follows:

5.04 Distribution on Disability. When it is determined that a Participant is Totally and Permanently Disabled, the Committee shall certify such fact to the Trustee, and the full value of such Disabled Participant’s Accounts shall, if elected by the Participant, become distributable, as soon as reasonably practicable after the monthly (prior to January 1, 2004, quarterly) Valuation Date coincident with or, otherwise, immediately following the date of his termination of employment due to Total and Permanent Disability (as determined by the Committee). The distributable cash amount and/or the value of shares of Employer Stock shall either be calculated as of the Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

(X) Section 5.05 is amended to read in its entirety as follows:

5.05 Distribution on Termination of Employment. Whenever the employment of a Participant shall terminate other than for early, normal or late retirement, death or Total and Permanent Disability, this Section 5.05 shall apply. In such event, the Participant shall cease to be a Participant and the vested and nonforfeitable portion of his Employer Contributions Account/Other Investments or Diversified Investments, if any, and of his Employer Contributions Account/Stock shall, if elected by the Participant, become distributable, as of the monthly (prior to January 1, 2004, quarterly) Valuation Date coincident with or immediately following his termination of employment or any later monthly (prior to January 1, 2004, quarterly) Valuation Date. The nonvested and forfeitable portion of his Employer Contributions Account/Other Investments or Diversified Investments and Employer Contributions Account/Stock shall be forfeited as of the Valuation Date coincident with the close of the Accounting Year during which his termination of employment occurred provided he is not reemployed on or before such date and repays to the Trust Fund any distribution he received (pursuant to Section 5.13) on or before the end of such Accounting Year. Subject to the provisions of Section 5.12 hereof, the cash amount and value of Employer Stock in the terminated Participant’s Accounts shall either be calculated as of the Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, pursuant to the provisions of Section 5.10 hereof, whichever is applicable, provided he is not reemployed on or before the end of such Accounting Year and repays to the Trust Fund any distribution he received (pursuant to Section 5.13) on or before the end of such Accounting Year.

(Y) Section 5.06 is amended to read in its entirety as follows:

5.06 In-Service Withdrawals. An Employee who has been an active Participant for at least two (2) years and has attained age fifty-nine and one-half (59 1/2), may withdraw in one lump sum the entire balance of his vested Accounts, provided the withdrawal satisfies the terms of this Section 5.06. Partial withdrawals are not permitted. Only one (1) in-service withdrawal may be made prior to a Participant’s termination of employment.

A Participant may make a request for an in-service withdrawal at any time and the Committee shall in accordance with its practices and procedures, direct the Trustee to make the withdrawal as soon as reasonably practicable. The amount of any such withdrawal shall be based on the vested shares of Employer Stock and other amounts credited to the Participant’s Accounts as of the Special Valuation Date immediately preceding the actual distribution. A Participant’s ability to elect a cash distribution shall be determined pursuant to Section 5.07.

If an additional Employer contribution is made to the Plan for the Accounting Year in which the Participant elects an in-service withdrawal, the Participant shall be entitled to a share of such additional Employer contribution which shall be distributed to the Participant after it is received by the Trustee. The distribution of such an additional Employer contribution shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was made to the Participant.

If a cash dividend on the Employer Stock occurs on or before an in-service withdrawal is distributed but before the cash dividend is received by the Trustee, the Participant’s share of such cash dividend will be distributed to the Participant in cash as soon as reasonably practicable after it is received by the Trustee. If a stock dividend, split or other recapitalization of Employer Stock (hereinafter referred to as a “stock dividend”) is payable to shareholders of record on or before an in-service withdrawal is distributed but before the stock dividend is received by the Trustee, the Participant’s share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee. The distribution of such a stock dividend shall be made in the same form (i.e., Employer Stock or cash) as the in-service withdrawal was made to the Participant.

If a Participant makes an in-service withdrawal pursuant to the provisions of this Section 5.06 prior to the beginning of the calendar year in which the Participant Attains Age seventy and one-half (70 1/2), he shall not be entitled to make any Participant contributions for the six consecutive months after the next practicable pay period after the Committee has received a notice of withdrawal.

(Z) Section 5.07 is amended to read in its entirety as follows:

5.07 Distributions Usually In Employer Stock. Except as hereinafter provided, all benefits distributed to or on behalf of a Participant from his Other Investments or Diversified Investments accounts shall be converted to Employer Stock by the purchase of additional shares by the Trustee to the maximum extent practicable. Any amount that cannot be applied to the purchase of Employer Stock shall be distributed in cash. All benefits distributed to or on behalf of a Participant from his Stock accounts shall be distributed in whole shares of Employer Stock, except that the value of any fractional share shall be distributed in cash, based upon the value of such fractional share as of the Special Valuation Date immediately preceding the actual distribution.

Notwithstanding the foregoing, unless a Participant requests in writing that his Accounts be distributed to the maximum extent practicable in shares of Employer Stock, in any case where less than fifty (50) shares of Employer Stock are distributable to the Participant, the Committee shall distribute in cash the distributable balance in his Other Investments accounts and distribute in cash an amount equal to the fair market value of the distributable shares of Employer Stock credited to his Stock accounts, valued at the closing price of the shares on the New York Stock Exchange as of the Special Valuation Date immediately preceding the distribution. In addition, the Committee shall, in any case where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least fifty (50) shares but not more than one hundred (100) shares, afford the Participant the opportunity to elect to have his Accounts either distributed (i) in cash, calculated as hereinabove provided, or (ii) in shares of Employer Stock to the maximum extent practicable (calculated as hereinabove provided). In any case, where the number of shares of Employer Stock that is distributable to a Participant hereunder is at least one hundred (100) shares or more, the distribution shall, to the maximum extent practicable (calculated as hereinabove provided), be in shares of Employer Stock.

Distributions from Diversified Investments Accounts shall be made in cash unless the Participant or Beneficiary elects in writing (on a form which will be provided by the Committee prior to the distribution) that part or all of his distribution be made in Employer Stock, in which event Employer Stock shall be purchased by the Trustee with the proceeds from the redemption of his Diversified Investments Accounts and distributed to the Participant.

(AA) Section 5.08 is amended to read in its entirety as follows:

5.08 Distribution Date. Any benefit payable under this Article V shall commence within sixty (60) days after the date the benefit becomes distributable hereunder, unless (i) the distributable amount cannot be ascertained within such sixty (60) days, in which event the benefit shall be paid as soon as reasonably practicable thereafter or (ii) the benefit amount (including the fair market value of the Employer Stock that is distributable) is more than five thousand dollars ($5,000) and the Participant does not elect an immediate distribution, in which event the distribution shall be deferred to not later than the Participant’s Required Beginning Date, as defined in Section 5.17 hereof. The surviving spouse of a deceased Participant may elect to defer the commencement of benefit distributions to a date no later than December 31 of the calendar year in which the deceased Participant would have attained age 70 1/2 if the benefit amount (including the fair market value of the Employer Stock that is distributable) is more than five thousand dollars ($5,000). A nonspouse Beneficiary may not defer the commencement of benefit payments. As a result, benefit payments to a nonspouse Beneficiary shall commence within sixty (60) days after the end of the month (prior to January 1, 2004, calendar quarter) as of which the benefit becomes distributable or as soon as reasonably practicable thereafter. If the benefit amount (including the fair market value of the Employer Stock that is distributable) to a Participant, or his surviving spouse or Beneficiary is not more than five thousand dollars ($5,000), such benefit shall be distributed in a lump sum or in the form of a direct rollover to an Eligible Retirement Plan. Any additional contributions allocated to a former Participant who retired, died or became Totally or Permanently Disabled during the Accounting Year for which an additional contribution is made shall be distributed as soon as practicable after receipt of the contribution by the Trustee. The distribution shall be made in the same form as his benefits were otherwise distributed as a result of his retirement, death or disability subject to the provisions of Section 5.07 hereof.

The distribution for the calendar year during which the Participant’s Required Beginning Date occurs shall be equal to the greater of (i) the balance of the Participant’s Accounts as of the December 31 Valuation Date immediately preceding the distribution, multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be fifteen (15) or, (ii) the required minimum distribution, computed in accordance with Section 5.17. Each later annual installment distribution shall be made by December 31 of such calendar year. Each later annual distribution shall be equal to the greater of (i) the balance of the Participant’s Accounts as of the Valuation Date immediately preceding such year multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the denominator used for the most recent annual installment distribution reduced by one, or (ii) the required minimum distribution, computed in accordance with Section 5.17. Distributions shall be made pro-rata from each of the Participant’s Accounts. Distributions of amounts in excess of the amount determined under this Section 5.08 shall be made from such Accounts if requested in writing by the Participant. Notwithstanding the foregoing, any Participant who remains employed after Attaining Age seventy and one-half (70 1/2) shall be afforded the opportunity each Accounting Year after Attained Age 70 1/2 to withdraw part or all of his Accounts under this Plan pursuant to the provisions of Section 5.06 hereof.

(BB) Section 5.09 is amended to read in its entirety as follows:

5.09 Forms of Distribution. The normal form of distribution shall be a lump sum distribution of Employer Stock and/or cash as provided in Section 5.07 hereof. A Participant or Beneficiary may, however, request an alternative form of distribution of any benefits under the Plan as provided hereinafter. The request by the Participant or the Beneficiary shall be in writing and shall be filed with the Committee at least thirty (30) days or, in case the Participant is an Insider of the Sponsoring Employer (as defined in Section 4.08 hereof), six (6) months, before distribution is to be made. The alternative forms of distribution are as follows:

1. If the Participant is entitled to a distributable benefit in an amount or value of more than five thousand dollars ($5,000), periodic installments in substantially equal annual amounts for a period not longer than hereinafter specified;

2. A direct rollover to an Eligible Retirement Plan, pursuant to the provisions of Section 5.15 hereof; or

3. Any combination of the above.

If periodic installments are elected by a Participant, or a surviving spouse Beneficiary, the installment payments shall be made in the amount determined in accordance with Section 5.10, subject to Section 5.17 hereof, if applicable (i.e., in an amount equal to (i) substantially equal annual installment payments over fifteen (15) years or (ii), if applicable, the required minimum distribution under Section 5.17, if greater).

If periodic installments are elected by a nonspouse Beneficiary of a deceased Participant, the installment payments shall be made over a period not longer than five (5) years. Benefit payments for a nonspouse beneficiary may not be rolled over to an individual retirement account, annuity or trust.

A Participant who has elected installment payments who has not retired or otherwise terminated employment may elect to suspend his or her annual installment payments, in a written notice to the Committee, provided that the remaining installment payments are resumed by not later than by April 1 of the calendar year immediately following the calendar year in which the Participant later retires or otherwise terminates employment.

(CC) Section 5.10 is amended to read in its entirety as follows:

5.10 Segregated Accounts of Former Participants. As soon as practical after the amount that is distributable to a former Participant is finally determined, if his distribution will either be made in installments or be delayed more than six (6) months if payable in a lump sum, his Accounts shall be segregated from the other Trust Fund assets into a separate trust account, hereinafter referred to as a “Segregated Account”. The investment of such Segregated Account shall continue to be governed by the provisions of Section 5.04 of the Trust Agreement and the Employer Stock dividends and other investment income credited to such account shall, to the extent practicable, be invested in Employer Stock. All disbursements and expenses attributable to such Segregated Accounts shall be charged thereto. Trustee’s fees, however, shall be paid by the Employer. Periodic installment payments from such Segregated Accounts shall be made in Employer Stock and/or cash pursuant to Section 5.07 hereof; provided, however, that the elections accorded to the Participant in Section 5.07 are based on the aggregate amount of shares of Employer Stock and cash in his Accounts as of the business day immediately preceding the day the Participant’s Segregated Account is distributed. In the event of the death of either a Participant or a Beneficiary to whom periodic installments are being paid (or are to be paid) prior to receipt of the full amount of such Segregated Account, the remaining balance of such Segregated Account shall be paid as soon as practical to the Beneficiary or Contingent Beneficiary. The Committee may, with the consent of the Trustee, direct that Segregated Accounts under this Section 5.10 be commingled for investment purposes.

(DD) Section 5.16 is amended, effective January 1, 2002, to read in its entirety as follows:

5.16 Reemployment After a Military Leave; Make-Up Contributions. An Employee who is on a military leave and who is reemployed within the time required by law after the expiration of his military leave may make Participant make-up contributions for the period of his military leave, based on his deemed Compensation during his military leave as defined in Section 1.12 hereof. Such make-up contributions may be made in either a single payment or in installments and must be made during the period beginning with the date of the Member’s reemployment after his military leave equal to the lesser of (i) three times the period of his military leave and (ii) five years. As soon as reasonably practicable after any such Participant make-up contributions are made, the Employer shall make the Matching Employer Contributions that would have been made during the Participant’s military leave on such make-up contributions.

(EE) Section 10.05 is amended to read in its entirety as follows:

10.05 Distribution of Rollover Accounts and ESOP Transfer Accounts upon Disability. When the Employee retires (including retirement for Total and Permanent

Disability), he shall be entitled to a distribution of the full value of his Rollover Accounts and ESOP Transfer Accounts, determined as of the Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, in accordance with the provisions of Section 5.10 hereof, whichever is applicable. Such distribution shall be made in the form of payment elected in accordance with Section 5.09.

(FF) Section 10.06 is amended to read in its entirety as follows:

10.06 Distribution of Rollover Accounts and ESOP Transfer Accounts upon Death. If the Employee dies before his Rollover Accounts and ESOP Transfer Accounts are distributed to him, his Beneficiary shall be entitled to the full value of his Rollover Accounts and ESOP Transfer Accounts determined as of the Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, in accordance with the provisions of Section 5.10 hereof, whichever is applicable. Such Death Benefit shall be in addition to any Death Benefit that is distributed in accordance with Section 5.03 hereof.

(GG) Section 10.07 is amended to read in its entirety as follows:

10.07 Distribution of Rollover Accounts and ESOP Transfer Accounts upon Termination of Employment. If an Employee terminates employment for any reason other than retirement or death, his Rollover Accounts and ESOP Transfer Accounts shall continue to be held in the Trust Fund, and shall share in the gains and losses thereof in accordance with Section 4.02 and Section 4.03, until the first to occur of (i) the date the Employee requests such funds be transferred to another funding medium, (ii) the Employee’s death, or (iii) the date benefits are distributed to the Employee under the applicable provisions of Article V of this Plan document.

(HH) Section 10.08 is amended to read in its entirety as follows:

10.08 Form of Distribution. Any former Employee or retired Employee who is entitled to a distribution under the terms of this Plan may request, and the Committee shall agree to, a lump sum distribution of his entire vested interest hereunder, as soon as reasonably practicable after the monthly (prior to January 1, 2004, quarterly) Valuation Date coincident with or immediately following his termination of employment, calculated as of the Special Valuation Date immediately preceding the actual distribution or, if the distribution is from a Segregated Account, in accordance with the provisions of Section 5.10 hereof, whichever is applicable.

(II) Schedule I-2004 is added to read as follows:

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

SCHEDULE I - 2004

List of Participating Employers and Participating Groups

as of January 1, 2004

Who are Entitled to Participate

in this Plan (by Branch, Location and Clock No.)

Employer	Br#	Branch Name/ Participating Group	Location	Clock #’s Covered	First Enrollment Date
Leggett & Platt International Services Corporation	0185	L&P, Puerto Rico	Hato Rey, Puerto Rico	All	10/1/2002
Nagle Industries, Inc.	0197	Nagle - Cumberland	Cumberland City, TN	> 7999	3/2/1999
Nagle Industries, Inc.	0198	Nagle - White House	White House, TN	All	3/3/1999
Schukra USA, Inc.	0374	Schukra USA	Troy- MI	All
Bergen Cable Technology, Inc.	0396	Bergen Cable Mexican Assets	Lodi, NJ	All
L&P Acquisition Company – 43	0510	Vantage - Erwin	Erwin, TN	All	7/26/2001
L&P Materials Manufacturing, Inc.	0520	KLM	Leesburg, FL	All	6/1/02
Leggett & Platt, Incorporated	0524	Leggett Wood Frame - Commerce	Commerce, CA	All	7/1/02
Leggett & Platt, Inc	0530	Sterling Steel Co LLC	Sterling, IL	> 7999	6/3/02
Andrews Wire Company	0535	Andrews Wire	Andrews, SC	All	5/20/02
Leggett & Platt, Incorporated	0536	Leggettwood-Arlington, WA	Arlington, WA	All	7/1/03
L&P Acquisitio Company-50	0537	Solon Specialty Wire Co.	Solon, OH	All	10/27/02
Nagle Industries, Inc.	0543	Automotive Cable Division	White House, TN	All
Leggett & Platt Components Company, Inc.	0548	Sackner Products-NC	Statesville, NC	All	2/22/03
L&P Mississippi Manufacturing, Inc.	0549	Sackner Products-MS	Verona, MS	All	2/22/03
Leggett & Platt, Incorporated	0551	Sackner Fibers	Statesville, NC	>8999	4/3/03
A Division of Leggett & Platt, Incorporated	0556	Garcy Piedmont	Piedmont, AL	>7999	7/10/03
A Division of Leggett & Platt, Incorporated	0557	L&P Cedar City	Cedar City, UT	>7999	7/10/03
A Division of Leggett & Platt, Incorporated	0558	Spartan Showcase	Union, MO	>7999	7/10/03
A Division of Leggett & Platt, Incorporated	0559	Capital Hardware - Niles	Niles, MI	>7999	7/10/03
A Division of Leggett & Platt, Incorporated	0561	RHC Fixtures	Melrose Park, IL	All	7/10/03

Employer	Br#	Branch Name/ Participating Group	Location	Clock #’s Covered	First Enrollment Date
Leggett & Platt, Incorporated	0567	Buffalo Batt	Cincinnati, OH	All	7/28/03
Leggett & Platt, Incorporated	0574	Pet Products Division	Carthage, MO	>7999	8/14/03
L&P Mississippi Manufacturing, Inc.	0580	SCP, Inc.	Booneville, MS	All	10/31/03
Leggett & Platt, Incorporated	0581	Spacemaster Administrative Office	Melrose Park, IL	All	7/10/03
L&P Acquisition Company - 56	0582	Orthomatic, Inc.	Tampa, FL	All	11/15/03
Pace Industries, Inc.	0849	L&P Alum Grp - Tacoma	Tacoma, WA	>7999	2/1/1998
Leggett & Platt, Inc	0P04	Masterack-CRN-Baltimore	Essex, MD	>8999	10/1/2002 (Salaried only)
Leggett & Platt, Incorporated	0361	Masterack-Lorain	Lorain, OH	>8999	5/1/2000 Salaried only
L&P Materials Manufacturing, Inc	1804	Textile Products - Hartex	Villa Rica, GA	All
Leggett & Platt, Incorporated	3630	Fashion Bed Group - Division	Chicago, IL	All	7/18/2003
L&P Mississippi Manufacturing, Inc.	4201	Super Sagless	Tupelo, MS	All	1/1/2002
Leggett & Platt, Incorporated	4603	Flex-O-Lators - Azusa	Pico Rivera, CA	All
Leggett & Platt, Incorporated	6012	L&P, Carpet Cushion Northwest	Kent, WA	All
L&P Financial Services Co.	6014	L&P Tracy	Tracy, CA	All

*            *            *

AMENDMENT NO. SIX TO THE

LEGGETT & PLATT, INCORPORATED STOCK BONUS PLAN

(AS LAST RESTATED AS OF JANUARY 1, 2002)

The undersigned officer of Leggett & Platt, Incorporated (the “Sponsoring Employer”), in accordance with authority delegated pursuant to the resolutions of the Board of Directors of the Sponsoring Employer on May 14, 2003 (copy attached), hereby adopts and enters into Amendment No. Six to the Leggett & Platt, Incorporated Stock Bonus Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, effective as of January 1, 2004. Also attached and incorporated herein by reference is a summary of the changes contained in this amendment.

I hereby certify that this amendment is within my authority to adopt.

Dated January 2, 2004.

LEGGETT & PLATT, INCORPORATED

/s/ JOHN HALE
John Hale Vice President – Human Resources

EXHIBIT A

(JJ) Section 2.02(a) is amended to read in its entirety as follows:

2.02. Employee Contributions. Each Eligible Employee may make contributions to the Trust Fund in accordance with the following:

2.02(a). Employee Pre-Tax Contributions. For each Accounting Year beginning on or after January 1, 2004, each Eligible Employee whose annual Compensation for the applicable Accounting Year is expected to exceed the Compensation Base (as defined in Section 1.13) for such Accounting Year shall be provided with an enrollment form by the Committee on which he may authorize that pre-tax Employee contributions be withheld, by payroll deduction, equal to:

two percent (2%); or,

three percent (3%); or,

four percent (4%); or,

five percent (5%); or,

six percent (6%).

of his Compensation for the Accounting Year which is in excess of:

$24,697 annually, or

$950 biweekly, or

$475 weekly, or

$11.87 hourly.

The Committee shall notify each Participant in the Plan within a reasonable period of time prior to December 31, 2001, that the rate of Participant nondeductible contributions the Participant is making to the Plan will continue after December 31, 2001 as Employee salary reduction pre-tax contributions, unless the Participant notifies the Committee, on a form that will be furnished the Participant by the Committee, that he does not wish to continue his payroll deduction contributions on a pre-tax basis.

After 2002, the above threshold amounts shall be increased by the same percentage (and pursuant to the same formula) by which the Compensation Base for Employees who become Participants on and after January 1, 2002 is increased in accordance with the provisions of Section 1.13 hereof.

Notwithstanding the above, any Eligible Employee who became a Participant prior to January 1, 1987, and who is not a Highly Compensated Employee, and who is otherwise eligible to participate in this Plan may authorize annual contributions of a dollar amount which is at least equal to the dollar amount the Eligible Employee contributed to this Plan for 1988.

Each Eligible Employee whose annual Compensation for the applicable Accounting Year is not expected to exceed the Compensation Base (as defined in Section 1.13) for such Accounting Year (and who is a salaried Employee), shall be provided an enrollment form by the Committee on which he may authorize that pre-tax. Employee contributions be withheld, by payroll deduction, equal to not less than five dollars ($5.00) per biweekly payroll period nor more than twenty dollars ($20.00) per biweekly payroll period; provided that the amount shall be in whole dollars.

2

Prior to January 1, 2002, this Plan provided that Participant contributions would be made on a nondeductible or after-tax basis. Effective from and after January 1, 2002, Participant nondeductible or after-tax contributions to this Plan are neither required nor permitted.

A Participant may only elect start, change or stop pre-tax contributions under this Plan by a written notice to the Committee on a form provided by the Committee. Any such election shall not be effective until receipt and acknowledgment by the Committee or its duly authorized agent. The election shall be implemented as soon as administratively practicable after receipt of the election by the Corporate Human Resources Department of the Sponsoring Employer. Notwithstanding the foregoing, the Committee may prescribe electronic election and confirmation procedures, where feasible, in lieu of written election and acknowledgment procedures.

(KK) Section 4.04 is amended to read in its entirety as follows:

4.04 Participant Account Statements. As soon as reasonably practicable after the end of each calendar quarter, the Committee shall advise each Participant of the value of his Accounts as of the last business day of such calendar quarter.

*            *            *

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